                                                                    EXHIBIT 10.8

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT ("AGREEMENT") is effective as of the 23rd day of September, 1998 between QUALCOMM INCORPORATED, a Delaware corporation ("TRANSFEROR"), and LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("TRANSFEREE").

     WHEREAS, Transferor wishes to transfer, assign and delegate (i) all of its right, title and interest in and to certain of its assets as specifically listed on Schedules A-1 through A-8 to that certain Separation and Distribution Agreement (the "SEPARATION AGREEMENT"), dated as of even date herewith, by and among Transferor and Transferee, except for the assets specifically listed on Schedule A-7, which may be transferred and assigned following the Distribution (as defined in the Separation Agreement) pursuant to the Separation Agreement (the "ASSUMED ASSETS"), and (ii) all of its duties and obligations under certain of its liabilities and obligations relating to the Assumed Assets listed on Schedules B-1 through B-8 to the Separation Agreement, except for the liabilities listed on Schedule B-7, which may be transferred and delegated following the Distribution pursuant to the Separation Agreement (the "ASSUMED LIABILITIES"), and the Transferee wishes to accept such transfer, assignment and delegation, on the terms set forth in this Agreement and the Separation Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1. TRANSFER OF ASSUMED ASSETS. Transferor hereby grants, sells, conveys, transfers, assigns, releases and delivers to Transferee all right, title and interest of Transferor in and to all of the Assumed Assets, to have and hold the same unto itself, its successors and assigns, and Transferee hereby acknowledges and accepts such transfer, including without limitation, receipt of $10,000,000 in cash in accordance with Schedule A-8 of the Separation Agreement; provided, however, that nothing in this Agreement shall be deemed to be an assignment by Transferor to Transferee of any contract to be assigned to Transferee hereunder that requires the consent of any party thereto to the assignment of the contract until and unless such consent is obtained. Schedules A-1 through A-8 and B-1 through B-8 to the Separation Agreement are attached as Schedules hereto and are incorporated herein by this reference.

     2. ASSUMPTION OF LIABILITIES.

     Transferor hereby transfers, assigns and delegates to Transferee all of the Assumed Liabilities relating to the Assumed Assets and Transferee hereby accepts such transfer, assignment and delegation and assumes and undertakes to become liable for such Assumed Liabilities and agrees to faithfully pay, perform and discharge such Assumed Liabilities when due.

     3. FURTHER ASSURANCES.

     It is the intent of the parties that all of the Assumed Assets and Assumed Liabilities be transferred, assigned and delegated to the Transferee as aforesaid. Each party agrees to execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer and take such other actions consistent with the foregoing as may be necessary to carry out the intent of this Agreement.



                                       1.

     4. MISCELLANEOUS.

     This Agreement may be executed in any number of counterparts, all of which together shall be deemed to one and the same instrument. This Agreement shall be interpreted under the laws of the State of California as applied to contracts entered into and performed entirely among California residents.

     IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of the parties hereto as of the date first written above.

TRANSFEROR:

QUALCOMM INCORPORATED


/s/ ANTHONY S. THORNLEY
-----------------------------------
By: Anthony S. Thornley
Title: Executive Vice President and
       Chief Financial Officer


TRANSFEREE:

LEAP WIRELESS INTERNATIONAL, INC.


/s/ HARVEY P. SMITH
-----------------------------------
By: Harvey P. Smith
Title: President and Chief Executive
       Officer




                                       2.

                                  SCHEDULE A-1

           (ASSETS RELATED TO CHASE TELECOMMUNICATIONS HOLDINGS, INC.)

449,340 Class B Common Shares of Chase Telecommunications Holdings, Inc.

Warrant rights to purchase 526,973 Class B Common Shares (subject to vesting) of Chase Telecommunications, Inc. (the right to purchase 208,568 of such shares is vested and the right to the balance of such shares is subject to the vesting schedule set forth in the Warrant Agreement, as to which Leap shall be entitled to receive 5/18ths of the amount of all rights vested in the future).

Investor Rights Agreement, dated December 18, 1996, between Chase
Telecommunications, Inc. and QUALCOMM Incorporated, as amended (excluding any rights and benefits retained by QUALCOMM Incorporated as a prospective shareholder, if any, with respect to registration rights and similar rights).

Class B Common Stock Purchase Agreement, dated December 18, 1996, by and among Chase Telecommunications, Inc., Anthony R. Chase, Richard W. McDugald and QUALCOMM Incorporated, as amended.

All outstanding Working Capital Loans (and accrued but unpaid interest on such Working Capital Loans) outstanding under that certain Credit Agreement, entered into as of June 26, 1998, by and among Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders thereunder, and QUALCOMM, as Collateral Agent, and all rights and benefits associated therewith as the holder of such Working Capital Loans. Any promissory notes evidencing any such Working Capital Loans shall be endorsed, without recourse, to Leap.

                                  SCHEDULE A-2

                          (ASSETS RELATED TO CHILESAT)

10,999,900 shares of stock in Inversiones QUALCOMM Chile, S.A.

Beneficial interest in 100 shares of stock of Inversiones QUALCOMM Chile, S.A. currently held by Michael Grasty.

Subscription and Shareholders Agreement, dated as of February 27, 1997 and effective as of March 4, 1997, by and among Telex-Chile S.A., Chilesat S.A., QUALCOMM Incorporated and Chilesat PCS, as amended.

Reimbursement Agreement, dated as of November 7, 1996, by and between Chilesat PCS and Bank of America, as amended (but not including any obligations therein related to forfeiture of any bonds as a result of QUALCOMM Incorporated failing to perform as a vendor).

All principal amounts (and accrued but unpaid interest thereon) outstanding under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, entered into as of June 24, 1998, together with all forebearances outstanding under such Additional Commitment, and all rights to convert such amounts outstanding under the Additional Commitment into equity, and all rights and benefits associated therewith as the holder of such principal. Any promissory notes evidencing any such outstanding principal amounts shall be endorsed, without recourse, to Leap.

Foreign investment contract (DL-600).

                                  SCHEDULE A-3

                      (ASSETS RELATED TO METROSVYAZ/RUSSIA)

2,240 Shares of QUALCOMM Telecommunications, Ltd. (Cayman Islands).

70 Shares of QUALCOMM Telecommunications Limited (Isle of Mann); provided, however, if as of the date of the Distribution QUALCOMM Incorporated has not already transferred to Tiller International Limited 30 Shares of QUALCOMM Telecommunications, Ltd. (Isle of Mann), then QUALCOMM Incorporated shall transfer such 30 Shares to Leap and Leap shall assume all obligations of QUALCOMM Incorporated to transfer such 30 Shares to Tiller International Limited.

Joint Venture Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited (but specifically excluding 50%, pro rata, of the obligation under Section 2.3 of the Agreement to make payments thereunder, such excluded 50% obligation remaining with QUALCOMM).

Development Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited.

All principal amounts (and accrued but unpaid interest thereon) outstanding under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, to the extent such amounts relate to financing the working capital needs of Metrosvyaz Limited, and all rights and benefits associated therewith as the holder of such principal amounts. Any promissory notes evidencing any such principal amounts shall be endorsed, without recourse, to Leap.

A receivable in the amount of $1.7 million owed by QUALCOMM Telecommunications, Ltd. (Cayman Islands) to QUALCOMM Incorporated.

                                  SCHEDULE A-4

                           (ASSETS RELATED TO OZPHONE)

8 Ordinary Shares of OzPhone Pty. Ltd.

Share Purchase Agreement, dated 18 April 1998, by and among Christopher Reily, Bloggs Pty Limited, Christopher Reily and Paul Gerard Healy as trustees for the CXR Superannuation Fund, QUALCOMM Incorporated, and OzPhone Pty. Ltd.

Rights under that certain Agreement, dated 24 April 1998, by and between OzPhone Pty. Ltd., Science Applications International Corporation ("SAIC"), Price Waterhouse Corporate Finance Pty. Ltd. ("PW"), and QUALCOMM Incorporated (to the extent such rights relate to arrangements with PW to provide financial advisor services, but specifically excluding any rights or obligations with respect to SAIC providing technical and operational services, including system integration services, which rights and obligations are retained by QUALCOMM). If QUALCOMM Incorporated, Leap and SAIC reach an agreement on system integration services to be provided by SAIC, Leap will cause OzPhone Pty. Ltd.
to issue the required shares to SAIC as provided in this Agreement.

                                  SCHEDULE A-5

                          (ASSETS RELATED TO PC PHONE)

Agreements, letters of intent and leads, if any, to acquire US PCS spectrum.

All plans, business plans, models, studies, marketing plans, naming efforts, operational plans, management studies, and work in progress relating to becoming a terrestrial-based wireless telecommunications PCS operator in the United States, including but not limited to the following: (i) marketing, strategic planning, market analysis, competitive analysis, brand name, logo, platform, retail channel development, market demand, product pricing, and ad agency selection/contract; (ii) back-office planning, including back office architecture, systems planning and adjunct systems architecture; (iii) operations planning, including network deployment; (iv) management planning, including implementation plan development, spectrum acquisition and legal work product related thereto, and (v) site acquisition and planning efforts related thereto.

                                  SCHEDULE A-6

                           (ASSETS RELATED TO PEGASO)

1000 Shares of QUALCOMM PCS Mexico, Inc.

Rights under that certain Services Agreement, dated June 10, 1998, between QUALCOMM Wireless Services (Mexico) S.A. de C.V. ("QWS") (as successor to and assignee of QUALCOMM International Wireless Technology, Inc.) and Pegaso S.A. de C.V. (as successor to and assignee of Pegaso Comunicaciones Y Sistemas, S.A. de C.V.), to the extent such rights allow and/or require QWS, or a related company, to provide operational or related services pursuant to Section 8.2 of the Agreement, to Pegaso PCS S.A. de C.V. and its affiliates.

                                  SCHEDULE A-7

                   (ASSETS RELATED TO TELESYSTEMS OF UKRAINE)

A 49% equity interest in Telesystems of Ukraine and all other rights attributable thereto.

Agreement on Joint Investment Activity No 1, by and between QUALCOMM Incorporated and Telesystems of Ukraine Company, dated 3 April 1997, as amended, and Additional Agreement No. 2 related thereto, and all rights of QUALCOMM Incorporated provided for therein.

Application for obtaining the License to use Frequency in the territory of Ukraine, dated December 14, 1996.

Statute of Limited Liability Company "Telesystems of Ukraine," as amended and registered on 24 December 1996 under No. 866.

Foundation Agreement on Activity of Limited Liability Company "Telesystems of Ukraine," regarding the creation and activity of the Limited Liability Company "Telesystems of Ukraine," as executed by RUTA-FARM Limited Liability Company, QUALCOMM Incorporated, and Ukrainian Association of Electric Communication "Ukrtelecom".

                                  SCHEDULE A-8

                                 (OTHER ASSETS)

Building lease on real property commonly known as 10307 Pacific Center Court, San Diego, California, and leasehold improvements thereon.

The furniture, equipment and supplies (including individual computers but not including any network equipment) utilized by Leap employees and agreed upon by QUALCOMM Incorporated, as established by an inventory to be conducted by QUALCOMM Incorporated as of September 5, 1998.

$10,000,000 in cash

Assets in employee benefits plans delivered to Leap pursuant to the Employee Benefits Agreement. If such plans do not have trust or other separately designated assets, a cash amount equal to the value of the subject benefits as of the Distribution Date, as more specifically set forth in the Employee Benefits Agreement.

Any and all rights which QUALCOMM Incorporated may have to pursue an opportunity to enter into a venture with the Ukraine Railroad for fiber optic back-haul and related services.

All work product and work in process for site acquisition, RF planning and network planning services related to Tucson, Arizona, Albuquerque, New Mexico and Hawaii performed by QUALCOMM prior to the date of the Distribution.

                         LEAP ASSET INVENTORY SUMMARY*
                            AS OF SEPTEMBER 5, 1998

     ASSET TYPE                                                  STATUS
     ----------                                                  ------
TENANT IMPROVEMENTS
o  Main floor & mezzanine build-out                              in-process
o  Leasehold Improvements purchased
o  One copy machine                                              to be ordered
o  Misc FF&E (coffee makers, white boards, fax etc.)             to be ordered

COMPUTER RELATED
o  80 Laptop computer ThinkPads, monitors, keyboards             on-order
o  2 Scanjet printers, 2 color printers, 4 LaserJets             on-order
o  4 Compaq servers, server software, desktop software           on-order
o  Network routers, hubs (Cisco)                                 on-order
o  Sun Workstation & plotter                                     on-hand

FURNITURE
o  New furniture: 54 desks, 8 leather chairs, 46 desk chairs,
   94 side chairs, 58 bookcases, 4 conf tables, 44 conf chairs,
   13 credenzas, 13 lobby chairs, 4 end tables, 2 enclosed
   white boards, 10 lateral files, 24 round tables,
   18 cubicles                                                   on-order

TELEPHONE EQUIPMENT
o  PBX                                                           on-order
o  Handsets (new)                                                on-order
o  Q-Phones (52 Q-phones, 5 kits)                                on-order

AUDIO VISUAL EQUIPMENT
o  5-35mm slide projectors, 3 TV's, 3 VCR's, misc.               on-order
o  Epson projector                                               on-order

FITNESS EQUIPMENT
o  2 stair-climbers, exercise bikes, treadmill, various press
   and curl machines, stands                                     to be ordered

OFFICE SUPPLIES
o  Misc. supplies on hand                                        on-hand

--------------
* Estimates. Does not include financial assets such as cash, accounts receivable, notes receivable, intangible assets, etc.

                                  SCHEDULE B-1

        (LIABILITIES RELATED TO CHASE TELECOMMUNICATIONS HOLDINGS, INC.)

Obligations under that certain Investors Rights Agreement, dated December 18, 1996, between Chase Telecommunications, Inc. and QUALCOMM Incorporated, to the extent relating to the rights and benefits transferred to Leap under such Investors Rights Agreement.

Class B Common Stock Purchase Agreement, dated December 18, 1996 by, and among Chase Telecommunications, Inc., Anthony R. Chase, Richard W. McDugald and QUALCOMM Incorporated.

The commitment to provide Working Capital Loans under that certain Credit Agreement, entered into as of June 26, 1998, by and between Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders hereunder, and QUALCOMM, as Collateral Agent, and all obligations and liabilities associated with assuming such commitment.

                                  SCHEDULE B-2

                        (LIABILITIES RELATED TO CHILESAT)

The commitment to provide funds under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, entered into as of June 24, 1998, and all obligations and liabilities associated with assuming such commitment.

Subscription and Shareholders Agreement, dated as of February 27, 1997 and effective as of March 4, 1997 by and among Telex-Chile S.A., Chilesat S.A., QUALCOMM Incorporated and Chilesat PCS, as amended.

Reimbursement Agreement, dated as of November 7, 1996, by and between Chilesat PCS and Bank of America, as amended (but not including any obligations therein related to forfeiture of any bonds as a result of QUALCOMM Incorporated failing to perform as a vendor), and all liability of QUALCOMM with respect to the related guaranty of QUALCOMM Incorporated.

Foreign investment contract (DL-600).

                                  SCHEDULE B-3

                   (LIABILITIES RELATED TO METROSVYAZ/RUSSIA)

Joint Venture Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited (but specifically excluding 50%, pro rata, of the obligation under Section 2.3 of the Agreement to make payments thereunder, such excluded 50% obligation remaining with QUALCOMM).

Development Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited.

The commitment to provide working capital loan financing under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, which commitment is in the aggregate amount of approximately $75 million, and all obligations and liabilities associated with assuming such commitment.

                                  SCHEDULE B-4

                        (LIABILITIES RELATED TO OZPHONE)

Share Purchase Agreement, dated 18 April 1998, by and among Christopher Reily, Bloggs Pty Limited, Christopher Reily and Paul Gerard Healy as trustees for the CXR Superannuation Fund, QUALCOMM Incorporated, and OzPhone Pty. Ltd.

Agreement, dated 24 April 1998, by and between OzPhone Pty. Ltd., Science Applications International Corporation ("SAIC"), Price Waterhouse Corporate Finance Pty. Ltd. ("PW"), and QUALCOMM Incorporated (specifically excluding any obligations of QUALCOMM Incorporated with respect to SAIC providing technical and operational services, including system integration services, which obligations are retained by QUALCOMM). If QUALCOMM Incorporated, Leap and SAIC reach an agreement on system integration services by SAIC, Leap will cause OzPhone to issue the required shares to SAIC as provided in this Agreement.

                                  SCHEDULE B-5

                        (LIABILITIES RELATED TO PC PHONE)

Agreements, letters of intent and leads, if any, to acquire US PCS spectrum.

Brokers Agreement with The Cascade Group dated July __, 1998.

                                  SCHEDULE B-6

                         (LIABILITIES RELATED TO PEGASO)

Any obligations under that certain Services Agreement, dated June 10, 1998, between QUALCOMM Wireless Services (Mexico) S.A. de C.V. ("QWS") (as successor to and assignee of QUALCOMM International Wireless Technology, Inc.) and Pegaso S.A. de C.V. (as successor to and assignee of Pegaso Comunicaciones Y Sistemas, S.A. de C.V.) associated with exercising the right to allow and/or require QWS, or a related company, to provide operational or related services pursuant to
Section 8.2 of the Agreement, to Pegaso PCS S.A. de C.V. and its affiliates.

                                  SCHEDULE B-7

                 (LIABILITIES RELATED TO TELESYSTEMS OF UKRAINE)

Agreement on Joint Investment Activity No 1, by and between QUALCOMM Incorporated and Telesystems of Ukraine Company, dated 3 April 1997, as amended, and Additional Agreement No. 2 related thereto, and all obligations of QUALCOMM Incorporated provided for therein.

Application for obtaining the License to use Frequency in the territory of Ukraine, dated December 14, 1996.

Statute of Limited Liability Company "Telesystems of Ukraine," as amended and registered on 24 December 1996 under No. 866.

Foundation Agreement on Activity of Limited Liability Company "Telesystems of Ukraine," regarding the creation and activity of the Limited Liability Company "Telesystems of Ukraine," as executed by RUTA-FARM Limited Liability Company, QUALCOMM Incorporated, and Ukrainian Association of Electric Communication "Ukrtelecom".

                                  SCHEDULE B-8

                               (OTHER LIABILITIES)

Building lease on premises at 10307 Pacific Center Court, San Diego, California with payments prorated to the Distribution Date.

Liabilities assumed by Leap pursuant to the Employee Benefits Agreement.